INTERNATIONAL CENTRE FOR DISPUTE RESOLUTION


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KANSAS CITY SOUTHERN, ET AL.,

                  CLAIMANTS,

         - AGAINST -                                ICDR NO.:  50 T 181 00514 03

GRUPO TMM, S.A., ET AL.,

                  RESPONDENTS.

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                                   STIPULATION

This stipulation is entered into between Claimants Kansas City Southern and Kara Sub Inc. (collectively "KCS") and Respondents Grupo TMM, S.A., TMM Holdings, S.A. de C.V., and TMM Multimodal, S.A. de C.V. (collectively "TMM").

The Arbitration Panel determined the discrete threshold issue TMM submitted in its initial answering statement: "Did TMM have the ability to terminate the Acquisition Agreement *** based upon the rejection of that Agreement by TMM's shareholders?" On March 19, 2004, the Panel issued an Interim Award in which it answered this question in the negative, concluding that "the rejection of the Acquisition Agreement by TMM's shareholders in its vote on August 18, 2003 did not authorize TMM's purported termination of that Agreement, dated August 22, 2003. Accordingly, the Acquisition Agreement remains in force and binding on the parties until otherwise terminated according to its terms or by law." The panel found it unnecessary to determine whether approval by TMM's shareholders is a "condition" of the Agreement.

The parties therefore have agreed not to move immediately into the next phase of the arbitration.

The parties hereby stipulate:

     1. Except as provided below in paragraph 5, the parties agree not to request a scheduling order for a further hearing in the arbitration at this time.

     2. Each party reserves the right to request a scheduling order for a further hearing at any time.

     3. Neither party waives any claims that it currently has based upon the past conduct of the other parties, nor any additional claims that may arise out of the future conduct of the other parties.

     4. Neither party waives any right or remedy.

          a. In recognition of the parties' original agreement to allow eighteen months to satisfy the conditions to closing specified in the Acquisition Agreement and KCS's allegation that more than seven months have been lost from the date of TMM's purported termination of the Acquisition Agreement on August 22, 2003 through the date of the panel's ruling on March 19, 2004, specifically, and not by way of limitation, KCS reserves its right to seek an extension of the Termination Date because of time lost as a result of TMM's alleged repudiation of the Acquisition Agreement and TMM's alleged other failures to use commercially reasonable efforts to consummate the transaction.

          b. TMM reserves its right to oppose the application referred to in paragraph 4a above and, without limiting the general reservation in paragraph 4 above, reserves its right to maintain that TMM shareholder approval is a condition of the Acquisition Agreement and that the Agreement cannot close without such approval as well as to pursue its claims for damages based on alleged breach of the agreement by KCS.

     5. KCS will file an application to recover its costs, expenses, and attorneys' fees as the prevailing party on the Interim Award in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Acquisition Agreement. TMM opposes KCS's application as meritless and also contends the request is premature.

     6. The parties agree to discharge in good faith all of the obligations of the Acquisition Agreement.


                                                     /s/ Lauren Harrison
                                                     ---------------------------
                                                     Counsel for KCS


                                                     /s/ Joseph D. Pizzurro
                                                     ---------------------------
                                                     Counsel for TMM

SO ORDERED:       Uniondale, N.Y.
                  APRIL 4, 2004


/s/ George C. Pratt
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George C. Pratt, Chair
For the Panel